                                                                    Exhibit 10.7
                                                                    ------------

         The following is the form of split dollar agreement between the Company and each of its executive officers. The agreements are substantially the same except for the percentage set forth in Section 2 and the insurance information set forth on Schedule A.

                        SPLIT DOLLAR INSURANCE AGREEMENT


         THIS AGREEMENT (the "Agreement") is entered into effective as of the [AgreeDay] day of [AgreeMo], [AgreeYr], by and between Revco D.S., Inc., a Delaware corporation ("Employer"), and [FirstName] [Middle] [LastName], ("Employee").

         WHEREAS, Employer has heretofore adopted the Revco D.S., Inc. Split Dollar Insurance Plan ;

         WHEREAS, Employee has been employed by Employer as a Corporate Officer, as a Regional Vice-President Drug Store Division, or in some other job classification designated as eligible by the Board of Directors of Employer for participation in the Split Dollar Insurance Plan; and

         WHEREAS, Employer and Employee desire to enter into the agreement set forth herein.


         NOW THEREFORE, Employer and Employee agree as follows:

         1. The life insurance policy or policies with which this Agreement deals are identified on Schedule A hereto, which is hereby incorporated into this Agreement by reference (collectively, the "Policy"), issued by the insurance company or companies identified on Schedule A (collectively, the "Insurer"), on the life of Employee. Employer shall be the sole owner of the Policy and the direct beneficiary of the proceeds of an amount, if any, over and above the proceeds as calculated in Section 2 below of this Agreement.

         2. Employee shall have the right to designate and change direct and contingent beneficiaries of the proceeds equal to [Percent]% of Employee's annual base salary as measured on December 31 of the calendar year immediately preceding the year of death and to elect and change a payment plan for such beneficiaries. Any assignment of the proceeds by Employee shall be limited to the death proceeds only. Upon the termination of Employee's employment for any reason whatsoever, Employee's rights referred to in this Section 2 shall revert without limitation to Employer.

         3. Each premium on the Policy shall be paid by Employer as it becomes due. Employee shall be imputed income on the value of the economic benefit attributable to the life insurance protection provided to Employee under this Agreement. The value of the economic benefit shall be calculated by using the lower of the P.S. 58 rates or Insurer's one-year term rates multiplied by the Employee's share of the death benefits as calculated in Section 2 hereof. At the end of each Calendar Year, Employer shall compensate Employee, through a "gross up" in pay, for any tax liability incurred as a result of this imputed income.

         4. Policy dividends shall be applied to purchase paid-up additional insurance protection.

         5. Employer shall not sell, surrender, change the insured or transfer ownership of the Policy while this Agreement is in effect without first giving Employee the option to purchase the Policy during a period of sixty (60) days from notice to Employee of such intention. The purchase price of the Policy shall be the cash value of the Policy as of the date of transfer to Employee, less any policy and premium loans and any other indebtedness secured by the Policy. This restriction shall not impair the right of Employer to terminate this Agreement pursuant to Section 6 hereof. The exercise by Employer of the right to surrender the Policy or to change the insured will terminate the rights of Employee.

         6. This Agreement may be terminated by either party hereto, with or without the consent of the other, by giving notice of termination in writing to the other party. This Agreement shall terminate automatically upon termination of Employee's employment with Employer for any reason whatsoever other than Employee's death or Permanent Disability. Permanent Disability shall mean physical or mental disability of a participant to the extent that, in the opinion of the Committee, he is permanently unable to discharge his normal work responsibility with the Company, or to engage in an occupation or position at a substantially equivalent management level with another organization or company. In arriving at its determination the Committee may rely upon advice of competent medical authority satisfactory to it and may look to the definition of "permanent" or "long term" disability in any disability insurance provided by the Company. In such a case, if a participant terminates his employment with the Company by reason of Permanent Disability and he may thereafter be eligible for a normal or early retirement benefit under the Pension Plan, he will be treated as continuing in the Company's employ for purposes of the Plan for as long as he continues to receive disability benefits under the Revco Short-Term or Long-Term Disability Income Protection Plan, as the case may be.

         7. The Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. The Insurer shall in no way be bound by or be deemed to have notice of the provisions of this Agreement.

         8. Employee shall have the right to assign any part or all of Employee's interest in the Policy and this Agreement to any person, entity or trust by execution of a written assignment delivered to Employer and to the Insurer.

         9. Employer and Employee may mutually agree to amend this Agreement, and any such amendment shall be in writing and signed by Employer and Employee.

         10. This Agreement shall bind and inure to the benefit of Employer and its successors and assigns as well as to Employee and Employee's heirs, executors, administrators and assigns, and any Policy beneficiary.

         11. Notwithstanding any other provision, no employee shall become eligible to enter into an agreement under the Plan and participate in the Plan where the employee cannot provide satisfactory evidence to the Company's selected Insurer that he is "Insurable at Reasonable Rates." "Insurable at Reasonable Rates" with respect to any particular participant shall mean that the participant's mortality is no greater than 300% of average for his age as determined by the insurer selected by the company. Where Employee fails to meet this test after becoming active under the plan, the death benefit as calculated in Section 2 shall be based upon the annual base salary in effect on the last day of the Calendar Year immediately preceding the year in which the participant fails this test.

         12. The following provisions are part of this Agreement and are intended to satisfy the requirements of the Employee Retirement Income Security Act of 1974:

         (a) The named fiduciary: Employer

         (b) The funding policy under this plan is that all premiums on the Policy be remitted to the Insurer when due.

         (c) Direct payment by the Insurer is the basis of payment of benefits under this plan, with those benefits in turn being based on the payment of premiums as provided in this plan.

         (d) For claims procedure purposes, the "Claims Manager" shall be Employer's Director of Employee Benefits.

                  (1) If for any reason a claim for benefits under this plan is denied by Employer, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of Employee's claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                  (A) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

                  (B) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

                  (2) The claimant shall have 60 days following the claimant's receipt of the denial of the claim to file with the Claims Manager a written request for review of this denial. For such review, the claimant or the claimant's representative may submit pertinent documents and written issues and comments.

                  (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of the claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

         IN WITNESS WHEREOF, the parties have signed and sealed this Agreement.

In the presence of:              REVCO D.S., INC.


_______________________          By:__________________________
                                      Title:




- -----------------------          -----------------------------
                                 [FirstName] [Middle] [LastName], Employee

                                   SCHEDULE A
                                   ----------



 CARRIER                          POLICY NUMBER                      POLICY DATE
 -------                          -------------                      -----------


[Carrier]                           [Policy]                          [PolDate]